Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Scorpio Bulkers Inc. of our report dated March 31, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting of Scorpio Tankers Inc., which appears in Scorpio Bulkers Inc.’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France

December 11, 2020